As filed with the Securities and Exchange Commission on September 23, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ADVANCED MEDICAL OPTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0986820 (I.R.S. Employer Identification No.)

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Address of principal executive offices, including zip code, and telephone number)

ADVANCED MEDICAL OPTICS, INC. 401(K) PLAN

(Full title of the plan)

James V. Mazzo

President and Chief Executive Officer

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, par value $0.01 per share (including the associated Rights to purchase Series A Junior Participating Preferred Stock (1)	1,000,000	(2)(3)	$17.83	(4)	$17,830,000	(4)	$1,442.45

(1)	Rights to purchase Series A junior participating preferred stock of the registrant are attached to all shares of the registrant’s common stock in accordance with the Rights Agreement, dated June 24, 2002, by and between the registrant and Mellon Investor Services, LLC, as rights agent. The rights are not exercisable until the occurrence of events specified in the Rights Agreement, are evidenced by the certificates for the common stock and are transferable solely with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also automatically cover any additional shares of common stock, par value $0.01 per share, that become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split or other similar transaction.
(3)	The registrant has previously registered 400,000 shares of common stock for issuance under the Advanced Medical Optics, Inc. 401(k) Plan on Form S-8 (Registration No. 333-90950). This Form S-8 Registration Statement is filed to register an additional 1,000,000 shares of common stock, deemed by the registrant to be an amount sufficient for the foreseeable future to cover additional participant allocations in the registrant’s company stock fund under such Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Advanced Medical Optics, Inc. 401(k) Plan described herein.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the Common Stock of Advanced Medical Optics, Inc. as reported on the New York Stock Exchange on September 19, 2003.

PART I

The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”).

PART II

INTRODUCTION

This Registration Statement on Form S-8 is filed by Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), and relates to an additional 1,000,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), that may be deemed to be issued by the Company under the Advanced Medical Optics, Inc. 401(k) Plan pursuant to employee allocations in the Company stock fund under such 401(k) Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.

INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENTS

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-90950) filed with the Securities and Exchange Common on June 21, 2002 is incorporated herein by reference and made a part hereof.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on September 23, 2003.

.

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ JAMES V. MAZZO
James V. Mazzo
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes James V. Mazzo and Aimee S. Weisner, and either of them, with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ JAMES V. MAZZO James V. Mazzo	President and Chief Executive Officer Director (Principal Executive Officer)	September 23, 2003

/s/ RICHARD A. MEIER Richard A. Meier	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	September 23, 2003

/s/ ROBERT F. GALLAGHER Robert F. Gallagher	Vice President and Controller (Principal Accounting Officer)	September 23, 2003

/s/ WILLIAM R. GRANT William R. Grant	Chairman of the Board and Director	September 23, 2003

Christopher G. Chavez	Director	September , 2003

/s/ WILLIAM J. LINK, PH.D. William J. Link, Ph.D.	Director	September 23, 2003

/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem	Director	September 23, 2003

Deborah J. Neff	Director	September , 2003

/s/ JAMES O. ROLLANS James O. Rollans	Director	September 23, 2003

SIGNATURE

The Plan. Pursuant to the requirements of the Securities Act, the Advanced Medical Optics, Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on September 23, 2003.

ADVANCED MEDICAL OPTICS, INC. 401(K) PLAN

By:	Advanced Medical Optics, Inc. Corporate Benefits Committee, Plan Administrator

/s/ RICHARD A. MEIER
Richard A. Meier

/s/ AIMEE S. WEISNER
Aimee S. Weisner

/s/ C. RUSSELL TRENARY III
C. Russell Trenary III

EXHIBIT INDEX

	EXHIBIT	PAGE

5.1	Opinion of Aimee S. Weisner, General Counsel of Advanced Medical Optics, Inc.

23.1	Independent Auditors’ Consent

23.2	Consent of Aimee S. Weisner (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)